EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Muscle Pharm, LLC
Englewood, Colorado

We have audited the accompanying balance sheets of Muscle Pharm, LLC as of December 31, 2009 and 2008, and the related statements of operations, members' equity (deficit), and cash flows for the year ended December 31, 2009, and the period from April 22, 2008 (inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Muscle Pharm, LLC as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended December 31, 2009, and for the period from April 22, 2008 (inception) to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3, the Company has negative working capital and members' deficits and has incurred net losses for the year ended December 31, 2009 and from inception (April 22, 2008) through December 31, 2008 of $1,913,473 and $392,629, respectively, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note
3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Certified Public Accountants
7931 S. Broadway, #314
Littleton, CO 80122

March 30, 2010





MUSCLE PHARM, LLC
Balance Sheets

                                       December 31, 2009    December 31, 2008
                                       -----------------    -----------------
ASSETS

Cash                                       $      -              $     32
Accounts receivable, net of
 allowance of $821 and $812 on
 December 31, 2009 and 2008,
 respectively                                  111,476             14,248
Inventory                                        4,245             53,246
Deposits on product                             32,115             45,815
Prepaid expenses and other current
 assets                                         76,686             12,368
                                            -----------           --------
    Total Current Assets                       224,522            125,709

Fixed Assets, net of accumulated
 depreciation of $5,008 and $884 on
 December 31, 2009 and 2008,
 respectively                                   32,810             12,527
Website, net of accumulated amortization
 of $4,457 and $637 on December 31,
 2009 and 2008, respectively                     7,005             10,825
Security Deposits                                2,665               -
                                           -----------           --------
Total Assets                               $   267,002           $149,061
                                           ===========           ========

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

Accounts payable                           $   765,534           $ 52,576
Accrued liabilities                            103,519               -
Overdrawn bank accounts                         17,841             12,002
Customer deposits                               15,018               -
Due to related parties (Note 4)                 85,820              2,612
Notes payable (Note 5)                          30,000               -
Convertible notes payable, net of
 discount of $467,636 on December 31,
 2009 (Note 6)                                 429,864               -
                                           -----------           --------
Total Current Liabilities                    1,447,596             67,190
                                           -----------           --------

Commitments and contingencies (Notes 1,
 2, 3, 4, 5, 6, 7, 8, 9 and 10)

Member's Equity (Deficit) (Note 7)          (1,180,594)            81,871
                                           -----------           --------
Total Liabilities and Members'
 Equity (Deficit)                          $   267,002           $149,061
                                           ===========           ========

The accompanying notes are an integral part of these financial statements






MUSCLE PHARM, LLC
Statements of Operations

                                                            From Inception
                                        Year Ended       (April 22, 2008) to
                                     December 31, 2009    December 31, 2008
                                     -----------------   -------------------

Sales of product, net of $367,201
 and $77,440 allowances and
 discounts December 31, 2009
 and 2008, respectively                 $ 1,017,916           $  80,690
Cost of sales                              (922,971)           (129,815)
                                        -----------           ---------
Gross margin (loss)                          94,945             (49,125)

Operating Expenses:

Advertising and promotion                 1,069,308             248,999
Bad debt                                      6,452                 812
Bank charges                                 24,137               1,547
Salaries and labor                          418,271              19,215
Depreciation and amortization                 7,945               1,521
Insurance                                    21,033               2,649
Information technology                       27,350              12,979
Travel, meetings and entertainment           80,422              23,845
Occupancy, telephone and utilities           42,128               8,175
Office and warehouse supplies                17,956              11,962
Professional fees                           184,024               9,674
Repairs and maintenance                       1,373                -
Other                                         5,628                 840
                                        -----------           ---------
Total Operating Expenses                  1,906,027             342,218
                                        -----------           ---------
Operating (Loss)                         (1,811,082)           (391,343)

Other income (expense):

Interest income                                -                     14
Interest (expense)                         (102,391)             (1,300)
                                        -----------           ---------
Total other income (expense)               (102,391)             (1,286)
                                        -----------           ---------
Net (Loss)                              $(1,913,473)          $(392,629)
                                        ===========           =========

The accompanying notes are an integral part of these financial statements





MUSCLE PHARM, LLC
Statements of Cash Flows


                                                            From Inception
                                        Year Ended       (April 22, 2008) to
                                     December 31, 2009    December 31, 2008
                                     -----------------   -------------------
Operating Activities

Net Loss                                $(1,913,473)          $(392,629)
Adjustments to reconcile net loss
 to net cash provided by operating
 activities:
  Depreciation and amortization               7,945               1,521
  Bad debt                                        9                 812
  Accretion of discount on
   convertible notes payable                 79,364                -
Cash provided by (used in) changes in
 operating assets and liabilities:
  (Increase) in accounts receivable         (97,237)            (15,060)
  Decrease (Increase) in inventory           49,001             (53,246)
  Decrease (Increase) in deposits            13,700             (45,815)
  (Increase) in prepaid expenses            (64,318)            (12,368)
  (Increase) in security deposits paid       (2,665)               -
  Increase in accounts payable and
   accrued liabilities                      816,476              52,576
  Increase (decrease) in overdrawn
   bank accounts                              5,839              12,002
  Increase in customer deposits              15,018                -
  Increase in amounts due to related
   parties                                   83,208               2,612
                                        -----------           ---------
Net cash (used in) operating
 activities                              (1,007,133)           (449,595)
                                        -----------           ---------
Investing Activities

Purchases of fixed assets and website       (24,407)            (24,873)
                                        -----------           ---------
Net cash (used in) investing activities     (24,407)            (24,873)
                                        -----------           ---------
Financing Activities

Proceeds from issuance of notes payable      30,000                -
Proceeds from issuance of convertible
 notes                                      902,500                -
Payments on convertible notes                (5,000)               -
Member contributions                        104,008             474,500
                                        -----------           ---------
Net cash provided by financing
 activities                               1,031,508             474,500
                                        -----------           ---------
Net increase in cash                            (32)                 32
Beginning cash                                   32                -
                                        -----------           ---------
Ending cash                             $      -              $      32
                                        ===========           =========
Supplemental Cash Flow Information:
 Cash paid for interest                 $     5,806           $    -
                                        ===========           =========
 Cash paid for income tax               $      -              $    -
                                        ===========           =========

Supplemental Schedule of Non-cash
Financing and Investing Activities:

Allocation of beneficial conversion
 features on convertible notes
 payable to members' equity             $   547,000           $    -
                                        ===========           =========

The accompanying notes are an integral part of these financial statements





MUSCLE PHARM, LLC
STATEMENT OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
For the Period from
Inception (April 22, 2008) to December 31, 2009



Balance at inception, April 22, 2008              $      -

Member contributions                                  474,500

Net (loss) for the period ended
December 31, 2008                                    (392,629)
                                                  -----------
Balance, December 31, 2008                             81,871

Member contributions                                  104,008
Allocation of beneficial conversion features
 upon issuances of convertible notes payable          547,000
Net (loss) for the year ended December 31, 2009    (1,913,473)
                                                  -----------
Balance, December 31, 2009                        $(1,180,594)
                                                  ===========

The accompanying notes are an integral part of these financial statements






MUSCLE PHARM, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008


NOTE 1 - ORGANIZATION

Muscle Pharm, LLC (the "Company") was formed as a Colorado limited liability company on April 22, 2008.

The Company currently manufactures and markets six branded sports nutrition products with the trade name: Combat, Assault, Battle Fuel, Bullet Proof, Shred Matrix, and Recon.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Muscle Pharm, LLC (Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ materially from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company considers cash and cash equivalents to include highly liquid investments with original maturities of 90 days or less. Those are readily convertible into cash and not subject to significant risk from fluctuations in interest rates and market trends. The recorded amounts for cash equivalents approximate fair value due to the short-term nature of these financial instruments.

As of December 31, 2009 and 2008, the Company had $7,747 and $12,002, respectively, overdrawn in its bank accounts. These amounts are shown as a current liability on the balance sheet.

CONCENTRATION OF CREDIT RISK AND ACCOUNTS

Financial instruments that potentially subject the Company to significant concentrations of credit risk include cash equivalents, trade accounts receivable, inventory and deposits on product. The Company maintains its cash and investment balances in the form of bank demand deposits and money market accounts with financial institutions that management believes to be of high credit quality. Accounts receivable are typically unsecured and are derived from transactions with and from customers primarily located in the United States.

For the year ended December 31, 2009, the Company had made sales to 25 customers. Five of these customers represent approximately 72% of the Company's gross sales during the period.

Inventory originating from two vendors accounted for 66% and 100% of the Company's inventory purchases for the year ended December 31, 2009 and the period from April 22, 2008 (inception) to December 31, 2008, respectively. At December 31, 2009 the Company was using one vendor to manufacture 100% of the Company's inventory.

ACCOUNTS RECEIVABLE

The Company performs ongoing evaluations of its clients' financial condition and generally does not require collateral. Management reviews accounts receivable periodically and reduces the carrying amount by a valuation allowance that reflects management's best estimate of amounts that may not be collectible. Allowances, if any, for uncollectible accounts receivable are determined based upon information available and historical experience. As of December 31, 2009 the allowance for accounts receivable was $821 compared to an allowance for accounts receivable of $812 as of December 31, 2008.

INVENTORY

Inventory is stated at the lower of cost or market. Costs are determined by the first-in first-out or average cost methods. Cost includes all costs of purchase, cost of conversion and other costs incurred in bringing the inventory to its present location and condition.

SHIPPING AND HANDLING

Product sold is typically shipped directly to the customer from the manufacturer and distributor. Any freight billed to customers is offset against shipping costs and included in cost of goods sales.

DEPOSITS

As of December 31, 2009 and 2008 the Company had a balance of $32,115 and $45,815, respectively, as deposits on products to be manufactured.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally on the straight-line method over the estimated useful life of each type of asset. Maintenance and repairs are charged to expense as incurred; improvements and betterments are capitalized. Upon retirement or disposition, the related costs and accumulated depreciation are removed from the accounts, and any resulting gains or losses
are credited or charged to income.   Depreciation totaled $4,125 and $884 for
the periods ended December 31, 2009 and 2008, respectively.

Below is a summary of property and equipment:

                                Estimated
                                 Useful      December 31,     December 31,
Asset Type                        Life          2009             2009
----------                      ---------    ------------     ------------

Displays                           5          $ 32,057         $ 12,500
Furniture and equipment            5             5,761              911
                                              --------         --------
Subtotal                                        37,818           13,411
Less accumulated depreciation                   (5,008)            (884)
                                              --------         --------
Net                                           $ 32,810         $ 12,527
                                              ========         ========

WEBSITE DEVELOPMENT COSTS

Website development costs representing capitalized costs of design, configuration, coding, installation, and testing of the Company's website are capitalized until initial implementation. Upon implementation, the Company began amortizing the cost over its estimated useful life of three years using the straight-line method. Accumulated amortization at December 31, 2009 and 2008 were $4,457 and $637, respectively. Amortization expense for the periods ended December 31, 2009 and 2008 were $3,821 and $637, respectively. Ongoing website post-implementation costs of operation, including training and application maintenance, are charged to expense as incurred.

LONG-LIVED ASSETS

The Company's primary long-lived assets are property and equipment and website development. The Company assesses the recoverability of its long-lived assets whenever events and circumstances indicate the carrying value of an asset or asset group may not be recoverable from estimated future cash flows expected to result from its use and eventual disposition. Management does not believe that its long-lived assets are impaired, and no impairment charges have been recorded as of December 31, 2009.

FAIR VALUE DETERMINATION

Financial instruments consist of cash, accounts, inventory, deposits on product, prepaid expenses, accounts payable and accrued expenses. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates at which the Company could borrow funds with similar remaining maturities.

Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

ADVERTISING

The Company expenses the cost of advertising when incurred. Advertising expenses are included with advertising and promotions in the accompanying statements of operations.

REVENUE RECOGNITION

The Company recognizes revenue when persuasive evidence of a revenue arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured.

During 2008 and 2009, the Company has been developing its presence in the marketplace and establishing distribution channels for its products, and therefore the Company has incurred significant costs for sales allowances, sample expense and discounts provided. During the year ended December 31, 2009, the Company recognized gross sales of $1,385,117, but also granted discounts and allowances of $367,201, for net sales of $1,017,916. During the period from April 22, 2008 to December 31, 2008, the Company recognized gross sales of $158,130, but also granted discounts and allowances of $77,440, for net sales of $80,690.

INCOME TAXES

The Company was formed under the limited liability laws in the State of Colorado. No provision for income tax has been provided in the financial statements since the Company has elected to be taxed under the rules governing partnership taxation election, whereby all income or losses flow through to the partner for income tax reporting purposes.

As discussed elsewhere in this report, on February 18, 2010 the Company completed a reverse merger with Tone in Twenty, a Nevada corporation which had a fiscal year ending August 31st. Muscle Pharm is deemed to be the accounting acquirer in the merger, while Tone in Twenty is deemed the legal acquirer. As such, the Company subsequently changed the fiscal year of the combined entity to December 31st. As a result of the reverse merger, the Company will be subject to corporate U.S. federal, state, and local taxes beginning in February 2010.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

There were various accounting standards and interpretations issued during 2009 and 2008, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

NOTE 3 - BASIS OF PRESENTATION - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has negative working capital and members' deficits, and has incurred net losses for the year ended December 31, 2009 and from inception (April 22, 2008) through December 31, 2008 of $1,913,473 and $392,629, respectively, which raises substantial doubt about its ability to continue as a going concern. In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon its ability to meet its financing requirements, raise additional capital, and the success of its future operations. There is no assurance that future capital raising plans will be successful in obtaining sufficient funds to assure its eventual profitability. Management believes actions planned and presently being taken provide the opportunity for the Company to continue as a going concern, including:

     -  Increasing prices of products;
     -  reducing discounts and free samples;
     - obtaining manufacturers which have substantially decreased manufacturing costs, and
     - securing additional working capital through additional sales of debt or equity to investors.

The financial statements do not include any adjustments that might result from these uncertainties.

NOTE 4 - DUE TO RELATED PARTIES

Certain members of the Company have utilized personal credit cards owned by them and immediate family members to assist in financing its operations. As of December 31, 2009 and 2008, the Company owed $27,929 and $2,612, respectively on these aforementioned credit cards.

During the year ended December 31, 2009 an investor paid various legal and accounting fees and other administrative expenses on behalf of the company totaling $32,891. The advances from the investor are uncollateralized, bear no interest and are due on demand.

In December 2009 a company controlled by an investor advanced the Company $25,000 for working capital. The advance is uncollateralized, bears no interest and is due on demand.

NOTE 5 - NOTES PAYABLE

At December 31, 2009, the Company had $30,000 in short term working capital loans represented by two uncollateralized promissory notes issued in March 2009. The notes require no periodic payments, accrue interest at 10% per annum, and mature in March 2010, at which time all outstanding principal and accrued interest is due and payable. As of the date of this report, the loans had matured and are considered in default, and have not been repaid.

NOTE 6 - CONVERTIBLE NOTES PAYABLE

During the year ended December 31, 2009 the Company sold to various investors a total of $902,500 of convertible secured promissory notes, of which $5,000 was subsequently repaid to one note holder in December 2009. All the notes accrue interest at 8% per annum. At December 31, 2009 the total interest accrued on the notes was $14,721. The notes are convertible to common stock by the note holder in the event that the Company is acquired by a publicly-traded company in a reverse acquisition or merger, or any other similar form of corporate reorganization during the term of the note. The conversion terms are designed to provide the holder with a dollar amount of common stock equal to a designated percentage of the note amount plus any accrued interest, ranging from 120% to 350%. In accordance with ASC 470 these terms are considered beneficial conversion features, and as such $547,000 representing the intrinsic value of the beneficial conversion features has been allocated to members' equity and is reflected as a discount to the amount of the note amounts which is being accreted to interest expense over the term of the notes. During the year ended December 31, 2009 a total of $79,364 was accreted and is included in interest expense in the accompanying financial statements. All the Notes are collateralized by all the assets of Muscle Pharm, LLC.

The following table summarizes the Company's convertible notes payable:


Six convertible secured promissory notes
maturing in March 2010, interest accruing at
8%, convertible at the rate of 120%                     $ 370,000

Convertible secured promissory note maturing in
March 2010, interest accruing at 8%, convertible
at the rate of 150%                                         5,000

Five convertible secured promissory notes maturing
in May 2010, interest accruing at 8%, convertible
at the rate of 150%                                        27,500

Convertible secured promissory note maturing in
May 2010, interest accruing at 8%, convertible at the
rate of 350%                                              100,000

Convertible secured promissory note maturing in
June 2010, interest accruing at 8%, convertible at
the rate of 120%                                           40,000

Two convertible secured promissory notes maturing
in June 2010, interest accruing at 8%, convertible
at the rate of 150%                                        12,500

Three convertible secured promissory notes maturing
in June 2010, interest accruing at 8%, convertible
at the rate of 200%                                       117,500

Two convertible secured promissory notes maturing
in December 2010, interest accruing at 8%,
convertible at the rate of 200%                           225,000
                                                       ----------
Total convertible secured promissory notes                897,500
Lss discount                                             (467,636)
                                                       ----------
Total convertible secured promissory notes,
net of discount                                        $  429,864
                                                       ----------

NOTE 7 - MEMBERS' EQUITY

There were two initial members/owners of the Company. One member received a 60% membership interest in exchange for his contribution of formulations for potential products, contacts with GNC Canada and other potential customers, and contacts with professional athletes. The other initial member received a 40% membership interest in exchange for his contacts with key contacts including potential distributors, professional athletes and potential investors. No accounting value was placed on these respective contributions since it was considered immaterial. During the year ended December 31, 2009 one of the initial members forgave $16,508 of amounts previously advanced to the Company, which was recorded as a cash contribution to the member's account at December 31, 2009.

During the year ended December 31, 2009, the Company approved the admission of six new members with total cash investments of $87,500, representing 0.7% ownership.

On November 30, 2008, the Company approved the admission of four new members with a total cash investment of $474,500 representing 9.4% ownership.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

As a component of the Company's overall marketing strategy, it has entered into various sponsorship and endorsement agreements with professional athletes and fitness trainers. These agreements generally provide for payments to the athletes and trainers based on pre-determined events in which the athlete or trainer agree to provide exposure of the Company and its products through media exposure and coverage of specific athletic events. During the period from inception (April 22, 2008) to September 30, 2008 the Company paid out $4,750 in sponsorships and related fees. For the year ended December 31, 2009 the Company paid out $571,232 in sponsorships and related fees. These payments are included in the Statements of Operations in advertising and promotion expense. At December 31, 2009 the Company estimates future obligations under its existing sponsorship and endorsement agreements is approximately $933,000, assuming all contingencies contained in the agreements occur, of which there can be no assurance. This estimate does not include amounts for reimbursements for travel and expenses that are included in certain of the agreements. Subsequent to December 31, 2009, the Company entered into additional agreements as further discussed in Note 10, Subsequent Events.

At December 31, 2009 the Company has accrued a liability of approximately $56,000 representing delinquent payroll taxes. The Company plans to resolve this liability with the appropriate agencies, but no resolution of these matters has occurred as of the date of this report. A contingency exists for this matter, the ultimate resolution of which can not presently be determined.

In April 2009, the Company signed a 13 month lease for warehouse space, which is personally guaranteed by an initial member. The base rate is $818 per month. In September 2009, a six month office lease was signed at a base rate of $1,458 month. The office lease is also personally guaranteed by an initial member.

NOTE 9 - RELATED PARTY TRANSACTIONS

Muscle Pharm, LLC was formed as a Colorado limited liability company on April 22, 2008. There were two initial members/owners of the Company. One member received a 60% membership interest in exchange for his contribution of formulations for potential products, contacts with GNC Canada and other potential customers, as well as contacts with professional athletes. The other initial member received a 40% membership interest in exchange for his contacts including potential distributors, professional athletes and potential investors. Neither of the two initial members contributed any cash and no accounting value was placed on their respective contributions. During the period from inception to December 31, 2008 a total of approximately $19,000 was paid to the initial members, and for the year ended December 31, 2009 payments of approximately $152,000 were paid to the initial members.
The payments were made as compensation for management services provided to the Company and are included in salaries and labor in the accompanying Statements of Operations.

During 2008, an initial member's wife was paid $6,000 for various administrative services. For the year ended December 31, 2009, approximately $38,000 was paid to two initial members' wives also for various administrative services. In addition, during 2008 a company controlled by the initial member's wife made a $13,000 working capital loan to the Company. The loan was fully repaid during 2008 together with $1,300 of accrued interest.

During the year ended December 31, 2009, a company controlled by an initial member purchased $2,603 of the Company's products. As of December 31, 2009, the customer owed a balance of $950 which was subsequently collected in January 2010.

NOTE 10 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date which the financial statements were available to be issued.

Subsequent to December 31, 2009 the Company has raised an additional $471,000 in convertible notes payable from various investors. The terms of the notes were similar to those described in Note 6.

Subsequent to December 31, 2009 the Company has entered into various sponsorship and endorsement agreements. The Company estimates future obligations under these agreements is approximately $164,000, assuming all contingencies contained in the agreements occur, of which there can be no assurance. This estimate does not include amounts for reimbursements for travel and expenses that are included in certain of the agreements.

On February 18, 2010, in accordance with a Securities Exchange Agreement dated February 1, 2010, the Company exchanged all its outstanding equity and voting interest for an aggregate of 26,000,000 shares of common stock of Tone in Twenty, a Nevada corporation. Following the exchange and related transactions, Muscle Pharm members owned approximately 99.4% of Tone in Twenty outstanding common stock. In addition, upon completion of the exchange, the Company's two initial members were appointed as the directors of Tone in Twenty. The exchange is being accounted for as a "reverse merger," as the members of Muscle Pharm own a majority of the outstanding shares of Tone in Twenty common stock immediately following the exchange and now control the Tone in Twenty board of directors. The Company is deemed to be the accounting acquirer in the reverse merger, while Tone in Twenty is deemed to be the legal acquirer. As a result of the reverse merger, the holders of the convertible secured promissory notes are entitled to exercise the conversion option embedded in the notes. If all the holders of notes exercised their conversion rights, approximately 1,625,000 shares of Tone in Twenty common stock would be issued.

Also, as a result of the completion of the reverse merger, Tone in Twenty, the legal acquirer, changed its name to Muscle Pharm Corporation, and changed its fiscal year from August 31st to December 31st.

2010 Stock Incentive Plan:

On February 1, 2010 the Company's board of directors and shareholders approved the 2010 Stock Incentive Plan ("2010 Plan"). The 2010 Plan allows the Company to grant incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units and stock appreciation rights to key employees and directors of the Company or its subsidiaries, consultants, advisors and service providers. Any stock option granted in the form of an incentive stock option will be intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Only options granted to employees qualify for incentive stock option treatment. No incentive stock option shall be granted after February 1, 2020, which is 10 years from the date the Plan was initially adopted. A stock option may be exercised in whole or in installments, which may be cumulative. Shares of Common Stock purchased upon the exercise of a stock option must be paid for in full at the time of the exercise in cash or such other consideration determined by the Compensation Committee. Payment may include tendering shares of Common Stock or surrendering of a stock award, or a combination of methods.

The 2010 Plan will be administered by the Compensation Committee. The Compensation Committee has full and exclusive power within the limitations set forth in the Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines; and interpreting the Plan. The Compensation Committee will determine the appropriate mix of stock options and stock awards to be granted to best achieve the objectives of the Plan. The 2010 Plan may be amended by the Board or the Compensation Committee, without the approval of stockholders, but no such amendments may increase the number of shares issuable under the Plan or adversely affect any outstanding awards without the consent of the holders thereof. The total number of shares that may be issued shall not exceed Five Million (5,000,000), subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. As of the date of this report, no stock options or rights have been granted under the 2010 Plan.